Exhibit 21.1

Subsidiaries of Phillips Edison Grocery Center REIT II, Inc.

Name	Jurisdiction
51st & Olive Station LLC	Delaware
Alico Station LLC	Delaware
Amherst Marketplace Station LLC	Delaware
Aspen Park Station LLC	Delaware
Berry Station LLC	Delaware
Bethany Village Station LLC	Delaware
Broadlands Station LLC	Delaware
Central Valley Station LLC	Delaware
Cheshire Station LLC	Delaware
Cocoa Commons Station LLC	Delaware
Colonial Promenade Station LLC	Delaware
Commonwealth Square Station LLC	Delaware
Crossroads Town Center Condominium Association	Michigan
Crossroads Town Station LLC	Delaware
Farmington Station LLC	Delaware
Glenwood Crossing Station LLC	Delaware
Grand Bay Station LLC	Delaware
Hamilton Mill Village Station LLC	Delaware
Harvest Station LLC	Delaware
Highlands Station LLC	Delaware
Hilander Village Station LLC	Delaware
Island Walk Station LLC	Delaware
Kings Crossing Station LLC	Delaware
Kipling Station LLC	Delaware
Laguna Station LLC	Delaware
Lake Washington Station LLC	Delaware
Meadows on the Parkway Station LLC	Delaware
MetroWest Village Station LLC	Delaware
Milan Station LLC	Delaware
Moreno Marketplace Station LLC	Delaware
Normandale Station LLC	Delaware
North Point Station LLC	Delaware
North Pointe (SC) Station LLC	Delaware
Northpark Village Station LLC	Delaware
Oakhurst Plaza Station LLC	Delaware
Ocean Breeze Station LLC	Delaware
Old Alabama Square Station LLC	Delaware
Palmer Town Station LLC	Delaware
PE Grocery Center OP GP II LLC	Delaware
Phillips Edison Grocery Center Operating Partnership II L.P.	Delaware
Phillips Edison Grocery Center REIT II, Inc.	Maryland
Phillips Edison NTR II LLC	Delaware
Phillips Edison Special Limited Partner II LLC	Delaware

Name	Jurisdiction
Plano Station LLC	Delaware
Point Loomis Station LLC	Delaware
Port St. John Station LLC	Delaware
Quivira Crossings Station LLC	Delaware
Quivira Crossings Station Outparcel LLC	Delaware
Rockledge Station LLC	Delaware
Rosewick Crossing Owners Association, Inc.	Maryland
Rosewick Crossing Station LLC	Delaware
Shakopee Station LLC	Delaware
Shasta Station LLC	Delaware
Sheffield Crossing Station LLC	Delaware
Shoregate Station LLC	Delaware
Southfield Station LLC	Delaware
Spivey Junction Station LLC	Delaware
Spring Cypress Village Station LLC	Delaware
Staunton Station LLC	Delaware
Village Center Station LLC	Delaware
Vineyard Center Station LLC	Delaware
Waterford Park Station LLC	Delaware
West Acres Station LLC	Delaware
Willimantic Station LLC	Delaware
Windmill Place Station LLC	Delaware
Windover Station LLC	Delaware
Wyandotte Plaza Station LLC	Delaware